Exhibit 10.1

                                                     PRIVILEGED AND CONFIDENTIAL
                                                     ---------------------------

                [letter from Compensation Committee Chair to MEU]


Dear Mike,

The purpose of this letter is to clarify certain aspects of the arrangement under which you have agreed to serve as Chairman and Chief Executive Officer of
J. C. Penney Company. You are entitled to relocation, travel and expense reimbursement and vacation benefits that are appropriate and reasonable for a Chairman and Chief Executive Officer. As a designated key associate, you are required to comply with the security and related measures identified by our independent security consultant and which are required by applicable IRS regulations. In addition, you are entitled to participate in all other plans, programs, policies and practices provided by the Company, subject to the same terms and conditions as are made available to the senior officers of the Company.


Yours sincerely,


On Behalf of the Human Resources and Compensation Committee of the Board of Directors

/s/ Burl Osborne
---------------------------
Burl Osborne



Acknowledged and Agreed:

 /s/ Myron.E. Ullman, III
----------------------------------
Myron.E. Ullman, III